UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    November 18, 2010

DIRECTV

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement

The Company has entered into a new employment agreement with Michael Palkovic which was executed on behalf of the Company on November 18, 2010. Mr. Palkovic is Executive Vice President – Operations, reporting directly to the President and Chief Executive Officer.  The employment agreement replaces the previous agreement dated as of October 5, 2007.  The material terms of the new employment agreement are summarized below:

Term.  The term of the agreement is as of November 12, 2010 through December 31, 2013 (the “Term”).

Base Salary.  Mr. Palkovic’s base salary is set at $875,000 and is subject to an annual increase (effective on or about March 1 of each calendar year beginning with the 2012 calendar year) generally commensurate with other senior executives of the Company with the actual salary increase for any year to be subject to the approval of the Compensation Committee if required under applicable Company policies.

Annual Cash Bonus.  Mr. Palkovic is eligible to receive an annual performance bonus, payable in cash, with a target bonus of 80% of his base salary. The actual amount of his bonus will be determined annually based upon the recommendation of the Chief Executive Officer of the Company and subject to approval by the Compensation Committee if required under applicable Company policies.  The target amount for subsequent years during the Term shall be no less than such percentage and shall otherwise be generally commensurate with other senior executives of the Company.

Equity Compensation.  Mr. Palkovic shall receive, subject to the approval of the Compensation Committee if required under applicable Company policies, equity compensation, (e.g., options or restricted stock units) appropriate to his position in the Company and generally commensurate with grants to other senior executives of the Company.  The annual equity grant is expected to have a fair market value at least equal to 180% of Mr. Palkovic’s base salary.

Termination due to Death, Disability or Cause.  If Mr. Palkovic’s employment terminates due to his death, his estate or beneficiaries are entitled to base salary and pro-rated annual cash bonus, based on the bonus paid for the fiscal year prior to termination, through the date of termination, and other or additional benefits in accordance with applicable plans and programs of the Company.  If Mr. Palkovic’s employment terminates due to disability, he is entitled to: (a) base salary and pro-rated annual cash bonus, based on the bonus paid for the fiscal year prior to termination, through the date of termination, (b) until the earlier of the end of such disability and the end of the Term, continued participation in medical, dental, hospitalization and life insurance coverage and in all other employee plans and programs in which he was participating on the date of termination, and (c) other or additional benefits in accordance with applicable plans and programs of the Company.  If Mr. Palkovic’s employment is terminated for cause (as defined in his agreement), he is only entitled to base salary and accrued vacation (if any) through the date of termination.

Termination for Other Reasons.  If Mr. Palkovic’s employment terminates for any other reason, he is entitled to base salary through the date of termination, payment of an amount equal to one times his then current base salary and target bonus if employment is terminated any time prior to the expiration of the term, vesting of equity awards as if he had remained employed through the end of the calendar year in which employment is terminated or, if his employment is terminated in December of a year, for one additional calendar year, and continued participation in company sponsored medical plans in which he was participating on the date of termination through either (i) the longer of the end of the Term or 12 months from the date of termination of employment or (ii) until he receives coverage through another employer, whichever occurs first.  In addition, he will be entitled to payment of his pro-rated target bonus for the calendar year in which his employment is terminated, which shall be deemed to refer to the pro-rated portion of the bonus that would otherwise have been awarded determined by multiplying his target bonus times the vesting ratio under the Employment Agreement times the percentage of the Bonus Fund approved by the Compensation Committee.

Mr. Palkovic shall be entitled to these benefits also in the case of any adverse change in aggregate total direct compensation opportunity, the scope of job responsibilities or reporting relationship or a change in the principal place of employment from the Los Angeles metropolitan area, in each case without his consent.  All payments described under the heading “Termination for Other Reasons”, would require execution by Mr. Palkovic of a release agreement in the Company’s customary form or otherwise acceptable to the Company.

If the Company adopts a severance plan which provides for payments which are more favorable to executives than the provisions of the Employment Agreement, then Mr. Palkovic is entitled to such more favorable payments or benefits subject to the terms and conditions of such severance plan.

Noncompetition and Confidentiality.  Mr. Palkovic agrees to abide by the provisions of the Company’s Code of Ethics and Business Conduct during the Term.  He has agreed not to compete with the Company during the Term and for 12 months thereafter and has also agreed, during the Term and for one year thereafter, not to induce or attempt to induce any managerial, legal, human resources, sales or supervising employee of the Company or its affiliates to render services to any other person, firm or corporation.  In consideration for this commitment, if his employment terminates for reasons other than good cause, death or disability, Mr. Palkovic will be entitled to an amount equal to the sum of his base salary and target bonus at the date of termination of employment, less applicable tax withholdings, such payment to be made on the first anniversary of employment termination.  Further, Mr. Palkovic is required to maintain the confidentiality of certain information of the Company, and not to use such information except for the benefit of the Company.

A copy of Mr. Palkovic’s Employment Agreement is attached to this report as Exhibits 10.1.  The description of the Employment Agreement in this report is qualified in its entirety by reference to the applicable document.

ITEM 9.01             Financial Statements and Exhibits

(d)	Exhibits.

10.1	Michael Palkovic Employment Agreement effective as of November 12, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date: November 19, 2010	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

Exhibit Index

(d)	Exhibits.

10.1	Michael Palkovic Employment Agreement effective as of November 12, 2010